Exhibit 21

Subsidiaries of the Company

The following is a list of subsidiaries as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	Incorporation

Acushnet Company	Delaware
Acushnet Cayman Limited	Cayman Islands
Acushnet Lionscore, Ltd.	Cayman Islands
Acushnet Foot Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Australia Pty. Ltd.	Australia
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet Nederland B.V.	The Netherlands
Acushnet Japan, Inc.	Delaware
Acushnet Korea Co., Ltd.	South Korea
Acushnet Netherlands Manufacturing C.V.	The Netherlands
Acushnet Netherlands Manufacturing B.V.	The Netherlands
Acushnet Titleist (Thailand) Limited	Thailand
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Finance UK p.l.c.	England
Fortune Brands Home & Security LLC	Delaware
Fortune Brands Storage & Security LLC	Delaware
Master Lock Company LLC	Delaware
Master Hardware & Manufacturing Company	Wisconsin
Master Lock de Nogales, S.A. de C.V.	Mexico
Master Lock Europe, S.A.S.	France
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
MasterBrand Industries Foreign Sales Corp.	Barbados
NHB Industries Limited	Canada
Omega Cabinets, Ltd.	Delaware
Bulrad Illinois, Inc.	Illinois
KC/MBC Holdings Co.	Delaware
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada
Kitchen Craft of Canada	Canada
MBC IP Company	Delaware
Omega IP Company	Delaware
Panther Transport, Inc.	Iowa
Moen Incorporated	Delaware
Moen China, Limited	Hong Kong
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China
Moen de Mexico, S.A. de C.V.	Mexico
Moen Guangzhou Faucet Co., Ltd.	China
Moen, Inc.	Ontario, Canada
Twentieth Century Holding Companies, Inc.	Delaware
21st Century Companies, Inc.	Delaware
Simonton Holdings, Inc.	Delaware
Simex, Inc.	West Virginia
Simonton Building Products, Inc.	West Virginia
Simonton Industries, Inc.	California
Simonton Windows, Inc.	West Virginia

Therma-Tru Corp.	Ohio
Fypon LLC	Delaware
SBR Chemical Industry (Yantai) Co., Ltd.	China
Therma-Tru (UK) Limited	England
Sentinel Doors Ltd.	England
Therma-Tru Ltd.	England
Beam Global Spirits & Wine, Inc.	Delaware
Bourbon Warehouse Receipts, Inc.	Delaware
Alberta Distillers Limited	Alberta, Canada
ADL Finance 2 ULC	Alberta, Canada
Bourbon Warehouse Netherlands B.V.	Netherlands
Beam Global Netherlands B.V.	Netherlands
Cruzan Viril Ltd.	US Virgin Islands
Viril Acquisition, Inc.	US Virgin Islands
Beam Global Australia Pty Ltd.	Australia
Maxxium Cyprus Ltd.	Cyprus
Denview Ltd.	Russia
Maxxium Hong Kong Ltd.	China
Beam Global (NZ) Limited	New Zealand
Maxxium Shanghai LTD	China
Beam Global Asia Pte. Ltd.	Singapore
Jim Beam Brands Netherlands B.V.	Netherlands
Maxxium Worldwide B.V.	Netherlands
Jim Beam Brands Co.	Delaware
Beam Global Spirits & Wine Europe S.á.r.l.	Luxembourg
Fulham Beam Global Spirits & Wine Management GmbH	Germany
Beam Global Spirits & Wine Deutschland (Holdings) GmbH	Germany
Beam Global Deutschland GmbH	Germany
Beam Global Spirits & Wine UK (Holdings) Limited	England
Beam Global UK Limited	England
Maxxium UK Ltd.	Scotland
Maxxium Travel Retail Limited	Scotland
Beam Global Spirits & Wine Holdings Spain S.L.	Spain
Beam Global España S.L.	Spain
Beam Global Holdings, S.L.	Spain
Beam Global Holdings Mexico, S de RL de CV	Mexico
Tequila Sauza, S de RL de CV	Mexico
Promocion y Fomento de Agave S. de R.L. de C.V.	Mexico
Productora y Distribuidora de Agave S. de R.L. de C.V.	Mexico
Cogen Eresma S.L.	Spain
Maxxium Espana SL	Spain
Fulham Acquisition LLC	Delaware
Beam Spirits and Wines Mauritius	Mauritius
Beam Global Spirits & Wine (India) Private Limited	India
Canadian Club Canada Inc.	Canada
Fortune Brands International Holdings (France) EURL	France
Courvoisier S.A.S	France
Distillerie Charentaise Jubert S.A.S.	France
SICA des Baronnnies de Jarnac S.A.C.V.	France
REVICO S.N.C.	France
L. de Salgnac & Cie S.A.S	France
Maker’s Mark Distillery, Inc.	Kentucky
John de Kuyper & Son, Incorporated	Delaware
1700 Insurance Company Ltd.	Bermuda